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                                                                                         Exhibit 12
                          UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
                                  RATIO OF EARNINGS TO FIXED CHARGES
                               (Thousands of Dollars, Except for Ratio)

                                                                           1991
                                                                         Excluding
                                                                          Special
                                 1993          1992          1991       Charge (c)       1990          1989
                              ----------    ----------    ----------    ----------    ----------    ----------
Earnings from continuing
   operations (a)             $  705,357    $  728,217    $   63,559    $  638,559    $  618,138    $  594,505
Add (deduct) distributions
   greater (to extent less)
   than income of
   unconsolidated affiliates     (33,847)      (23,188)      (25,189)      (25,189)      (11,878)      (15,491)
                              ----------    ----------    ----------    ----------    ----------    ----------
      Total                      671,510       705,029        38,370       613,370       606,260       579,014
                              ----------    ----------    ----------    ----------    ----------    ----------
Income taxes (b):
   Federal                       421,806       372,922        48,183       343,183       334,351       298,684
   State and local                27,815         3,972        11,906        11,906        20,531         9,009
                              ----------    ----------    ----------    ----------    ----------    ----------
      Total                      449,621       376,894        60,089       355,089       354,882       307,693
                              ----------    ----------    ----------    ----------    ----------    ----------
Fixed charges:
   Interest expense including
     amortization of debt
     discount                    324,018       359,575       388,286       388,286       380,243       368,535
   Portion of rentals
     representing an interest
     factor                       44,443        43,948        46,281        46,281        43,362        15,783
                              ----------    ----------    ----------    ----------    ----------    ----------
      Total                      368,461       403,523       434,567       434,567       423,605       384,318
                              ----------    ----------    ----------    ----------    ----------    ----------
Earnings available for
   fixed charges              $1,489,592    $1,485,446    $  533,026    $1,403,026    $1,384,747    $1,271,025
                              ==========    ==========    ==========    ==========    ==========    ==========

Fixed charges - as above      $  368,461    $  403,523    $  434,567    $  434,567    $  423,605    $  384,318
Interest capitalized              10,973         8,504         6,293         6,293         3,483         6,952
                              ----------    ----------    ----------    ----------    ----------    ----------
      Total                   $  379,434    $  412,027    $  440,860    $  440,860    $  427,088    $  391,270
                              ==========    ==========    ==========    ==========    ==========    ==========
Ratio of earnings to
   fixed charges                     3.9           3.6           1.2           3.2           3.2           3.2
                              ==========    ==========    ==========    ==========    ==========    ==========


(a) Before cumulative effect of changes in accounting principles of $175,226 in 1993 (See Note 2 to the Financial
    Statements).

(b)  In 1993, Income taxes include the impact of the adoption of SFAS 109, "Accounting for Income Taxes", and the effect of the Omnibus Budget Reconciliation Act of 1993 (See Notes 2 and 7 to the Financial Statements).

(c)  See Note 3 to the Financial Statements.

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